                                                Exhibit 99.1

LIONSGATE AND LIONSGATE STUDIOS REPORT RESULTS FOR FOURTH QUARTER FISCAL 2024

Lionsgate Fourth Quarter Revenue was $1.1 Billion; Operating Loss was $60.9 Million

Net Loss Attributable to Lionsgate Shareholders was $39.5 Million or $0.22 Diluted Net Loss Per Share

Adjusted Net Income Attributable to Lionsgate Shareholders was $63.4 Million or $0.27 Adjusted Diluted Earnings Per Share

Quarterly Adjusted OIBDA was $140.3 Million

Television Group Segment Profit Increased 83% in the Quarter, Driven by Library Gains and Post-Strike Series Deliveries

Film & Television Library Achieved Record $339 Million Revenue Quarter with Trailing 12-Month Revenue of $886 Million

$397 Million of Net Cash Flow Provided by Operating Activities in the Full Year with Adjusted Free Cash Flow of $230 Million

SANTA MONICA, CA, and VANCOUVER, BC, May 23, 2024 – Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Lionsgate”) and Lionsgate Studios Corp. (Nasdaq: LION) (“Lionsgate Studios”) today reported fourth quarter results for the quarter ended March 31, 2024. Lionsgate Studios launched as a separate publicly-traded company on May 14, 2024, with parent company Lionsgate continuing to hold an approximately 87% stake in Lionsgate Studios. This press release includes consolidated financial results for parent company Lionsgate as well as operating results for Lionsgate Studios (also referred to as the “Studio Business”), comprised of its Motion Picture and Television Production segments.

Lionsgate reported fourth quarter revenue of $1.1 billion, operating loss of $60.9 million, and net loss attributable to Lionsgate shareholders of $39.5 million or $0.22 diluted net loss per share on 235.3 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $63.4 million or $0.27 adjusted diluted net earnings per share on 238.9 million diluted weighted average common shares outstanding. Adjusted OIBDA was $140.3 million in the quarter.

“We reported strong financial results in the fourth quarter to wrap up a great year in which we completed four major transactions, moved closer to a value-defining separation of our studio and STARZ businesses, grossed over a billion dollars at the global box office and grew our film and TV library to record levels,” said Lionsgate and Lionsgate Studios CEO Jon Feltheimer. “With the launch of Lionsgate Studios as a pure play, publicly-traded company earlier this month, we have an opportunity to shine a light on the value of the content we are creating, owning and delivering while taking an important step forward in preparing for the anticipated full separation of our studio and STARZ businesses by the end of the calendar year.”

Library revenue in the quarter was a record $339 million with trailing 12-month revenue of $886 million, the second best total in Lionsgate’s history. Lionsgate reported $397 million of net cash flow provided by operating activities and $230 million in adjusted free cash flow in the full year, ending the quarter with $314 million in unrestricted cash. Backlog from the Motion Picture and Television Production segments was $1.5 billion at March 31, 2024.

Fourth Quarter Results

The Studio Business, comprised of the Motion Picture and Television Production segments, reported revenue of $879.9 million, an increase of 6.8% from the prior year quarter. Segment profit of $134.8 million increased by nearly 10% from the prior year quarter.

Motion Picture segment revenue declined by 23% to $410.6 million and segment profit declined by 12% to $82.2 million. Revenue and segment profit compared to a prior year quarter in which John Wick: Chapter Four was released theatrically. However, Motion Picture Group segment profit of $319.6 million for the year was the highest in 10 years.

Television Production segment revenue increased 61% to $469.3 million while segment profit increased 83% to $52.6 million. Revenue and segment profit increases were driven by strength in library sales and an increase in post-strike content deliveries.

Media Networks segment domestic revenue grew on a sequential basis for the third quarter in a row. Domestic OTT subscribers were flat sequentially and overall North American net subscribers decreased by 480K. Media Networks segment revenue decreased by 7.1% year-over-year to $361.5 million. Domestic streaming revenue growth was offset by declines in domestic linear and LIONSGATE+ revenue. Segment profit declined by 28.4% to $52.5 million, driven primarily by higher domestic content amortization expense.

Lionsgate and Lionsgate Studios senior management will hold their analyst and investor conference call to discuss fiscal 2024 fourth quarter results today, May 23rd, at 5:00 PM ET/2:00 PM PT. The consolidated financial results of Lionsgate and the operating results of Lionsgate Studios’ segments will be discussed on a single call. Interested parties may listen to the live webcast by visiting the events page on either the Lionsgate Investor Relations website or the Lionsgate Studios Investor Relations website. Alternatively, interested parties can join the webcast directly via the following link. A full replay will become available this evening by clicking the same link.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) encompasses world-class motion picture and television studio operations and the STARZ premium global subscription platform, bringing a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a more than 20,000-title library and a valuable collection of iconic film and television franchises. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for audiences worldwide.

About Lionsgate Studios

Lionsgate Studios (NASDAQ: LION) is one of the world's leading standalone, pure play, publicly-traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by Lionsgate's bold and entrepreneurial culture.

###

For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the benefits of the business combination consummated on May 13, 2024; the outcome of any legal, regulatory or governmental proceedings that may be instituted against the Company or any investigation or inquiry in connection with the business combination; unexpected costs related to the business combination; changes in our business strategy including the plan to potentially spin-off our studio business; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in Lionsgate’s and Lionsgate Studios’ public filings with the Securities and Exchange Commission. The companies undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Websites

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, which will be posted on Lionsgate’s website at http://investors.lionsgate.com/financial-reports/sec-filings,and Lionsgate Studios’ Current Report on Form 8-K/A, which will be posted on Lionsgate Studios’ website at https://investors.lionsgatestudios.com/. Trending schedules containing certain financial information will also be available.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$314.0	$272.1
Accounts receivable, net	753.0	582.1
Other current assets	396.5	264.2
Total current assets	1,463.5	1,118.4
Investment in films and television programs and program rights, net	2,762.2	2,947.9
Property and equipment, net	88.5	89.5
Investments	74.8	64.7
Intangible assets, net	991.8	1,300.1
Goodwill	811.2	1,289.5
Other assets	900.7	616.1
Total assets	$7,092.7	$7,426.2
LIABILITIES
Accounts payable	$327.6	$368.1
Content related payables	190.0	184.1
Other accrued liabilities	355.1	273.4
Participations and residuals	678.4	549.3
Film related obligations	1,393.1	1,007.2
Debt - short term portion	860.3	41.4
Deferred revenue	187.6	147.2
Total current liabilities	3,992.1	2,570.7
Debt	1,619.7	1,978.2
Participations and residuals	435.1	329.6
Film related obligations	544.9	1,016.4
Other liabilities	556.4	317.9
Deferred revenue	118.4	52.0
Deferred tax liabilities	13.3	31.8
Total liabilities	7,279.9	6,296.6
Commitments and contingencies

Redeemable noncontrolling interest	123.3	343.6

EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.6 shares issued (March 31, 2023 - 83.5 shares issued)	673.6	672.3
Class B non-voting common shares, no par value, 500.0 shares authorized, 151.7 shares issued (March 31, 2023 - 145.9 shares issued)	2,474.4	2,430.9
Accumulated deficit	(3,576.7)	(2,439.6)
Accumulated other comprehensive income	116.0	120.9
Total Lions Gate Entertainment Corp. shareholders' equity (deficit)	(312.7)	784.5
Noncontrolling interests	2.2	1.5
Total equity (deficit)	(310.5)	786.0
Total liabilities, redeemable noncontrolling interest and equity (deficit)	$7,092.7	$7,426.2

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$1,117.7	$1,085.7	$4,016.9	$3,854.8
Expenses
Direct operating	640.1	567.8	2,189.2	2,312.5
Distribution and marketing	225.3	234.7	911.4	801.7
General and administration	122.4	191.1	490.5	531.1
Depreciation and amortization	53.3	46.3	192.2	180.3
Restructuring and other	137.5	95.4	508.5	411.9
Goodwill and intangible asset impairment	—	—	663.9	1,475.0
Total expenses	1,178.6	1,135.3	4,955.7	5,712.5
Operating loss	(60.9)	(49.6)	(938.8)	(1,857.7)
Interest expense	(76.8)	(58.3)	(269.8)	(221.2)
Interest and other income	15.6	1.7	22.1	6.4
Other expense	(7.4)	(5.9)	(26.9)	(26.9)
Gain (loss) on extinguishment of debt	(1.3)	17.1	19.9	57.4
Gain on investments, net	0.8	1.9	3.5	44.0
Equity interests income (loss)	3.0	(0.3)	8.7	0.5
Loss before income taxes	(127.0)	(93.4)	(1,181.3)	(1,997.5)
Income tax benefit (provision)	77.4	(4.7)	65.0	(21.3)
Net loss	(49.6)	(98.1)	(1,116.3)	(2,018.8)
Less: Net loss attributable to noncontrolling interests	10.1	1.3	13.4	8.6
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(39.5)	$(96.8)	$(1,102.9)	$(2,010.2)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.22)	$(0.42)	$(4.77)	$(8.82)
Diluted net loss per common share	$(0.22)	$(0.42)	$(4.77)	$(8.82)

Weighted average number of common shares outstanding:
Basic	235.3	229.2	233.6	227.9
Diluted	235.3	229.2	233.6	227.9

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(49.6)	$(98.1)	$(1,116.3)	$(2,018.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	53.3	46.3	192.2	180.3
Amortization of films and television programs and program rights	439.3	380.8	1,577.9	1,665.3
Amortization of debt financing costs and other non-cash interest	6.2	5.6	28.3	25.7
Non-cash share-based compensation	15.3	42.2	90.6	102.0
Other amortization	18.5	13.4	53.4	69.2
Goodwill and intangible asset impairment	—	—	663.9	1,475.0
Non-cash charge from the modification of an equity award	49.2	—	49.2	—
Content and other impairments	59.9	85.5	377.3	385.2
Gain on extinguishment of debt	1.3	(17.1)	(19.9)	(57.4)
Equity interests (income) loss	(3.0)	0.3	(8.7)	(0.5)
Gain on investments, net	(0.8)	(1.9)	(3.5)	(44.0)
Deferred income taxes	(5.2)	(4.8)	(18.5)	(5.3)
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	—	—	188.7
Accounts receivable, net	48.2	(114.2)	105.6	(140.6)
Investment in films and television programs and program rights, net	(493.1)	(405.8)	(1,419.3)	(1,979.2)
Other assets	22.6	6.3	(1.7)	(41.9)
Accounts payable and accrued liabilities	(42.7)	43.2	(136.3)	(2.9)
Participations and residuals	18.5	61.1	29.0	145.4
Content related payables	(102.9)	(17.0)	(45.6)	(35.1)
Deferred revenue	(39.6)	(12.2)	(0.8)	(25.4)
Net Cash Flows Provided By (Used In) Operating Activities	(4.6)	13.6	396.8	(114.3)
Investing Activities:
Purchase of eOne, net of cash acquired	—	—	(331.1)	—
Proceeds from the sale of equity method and other investments	—	—	5.2	46.3
Investment in equity method investees and other	(2.0)	—	(13.3)	(17.5)
Distributions from equity method investees and other	0.8	1.9	0.8	1.9
Increase in loans receivable	(0.1)	—	(3.7)	—
Capital expenditures	(10.0)	(12.3)	(34.7)	(49.0)
Net Cash Flows Used In Investing Activities	(11.3)	(10.4)	(376.8)	(18.3)
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	874.5	285.0	3,145.0	1,523.0
Debt - repurchases and repayments	(685.4)	(332.5)	(2,672.8)	(1,880.8)
Film related obligations - borrowings	748.0	304.6	2,010.6	1,688.6
Film related obligations - repayments	(685.1)	(378.2)	(2,215.4)	(1,073.0)
Settlement of financing component of interest rate swaps	—	—	—	(134.5)
Purchase of noncontrolling interest	(194.1)	(36.5)	(194.6)	(36.5)
Distributions to noncontrolling interest	—	(2.8)	(1.7)	(7.6)
Exercise of stock options	—	0.3	0.5	3.8
Tax withholding required on equity awards	(0.9)	(1.8)	(32.0)	(19.2)
Net Cash Flows Provided By (Used In) Financing Activities	57.0	(161.9)	39.6	63.8
Net Change In Cash, Cash Equivalents and Restricted Cash	41.1	(158.7)	59.6	(68.8)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(2.9)	0.7	(1.2)	(2.8)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	333.2	471.0	313.0	384.6
Cash, Cash Equivalents and Restricted Cash - End Of Period	$371.4	$313.0	$371.4	$313.0

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.
Studio Business:
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and LIONSGATE+, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top ("OTT") platforms, on a direct-to-consumer basis through the Starz App, and through U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunication companies (collectively, "Distributors") (in the aggregate, the "Starz Domestic Platform"); and (ii) LIONSGATE+, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. The Starz Domestic Platform together with the LIONSGATE+ platforms are referred to as the "Starz Platforms".
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$410.6	$532.1	$1,656.3	$1,323.7
Television Production	469.3	291.5	1,330.1	1,760.1
Total Studio Business	879.9	823.6	2,986.4	3,083.8
Media Networks	361.5	389.0	1,576.4	1,546.5
Intersegment eliminations	(123.7)	(126.9)	(545.9)	(775.5)
	$1,117.7	$1,085.7	$4,016.9	$3,854.8
Segment profit
Studio Business:
Motion Picture	$82.2	$93.8	$319.4	$276.5
Television Production	52.6	28.8	146.8	133.4
Total Studio Business(1)	134.8	122.6	466.2	409.9
Media Networks	52.5	73.3	236.4	106.8
Intersegment eliminations	(5.1)	(4.4)	(48.9)	(35.7)
Total segment profit(1)	$182.2	$191.5	$653.7	$481.0
Corporate general and administrative expenses	(41.9)	(53.5)	(136.1)	(122.9)
Adjusted OIBDA(1)	$140.3	$138.0	$517.6	$358.1
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, Studio Business Segment Profit and Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, charges resulting from Russia's invasion of Ukraine, and purchase accounting and related adjustments. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments and the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in the notes to our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months and year ended March 31, 2024 and 2023:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$345.4	$347.1	$1,365.4	$1,395.8
LIONSGATE+	16.1	41.9	211.0	150.7
	$361.5	$389.0	$1,576.4	$1,546.5
Media Networks segment profit (loss):
Starz Networks	$57.8	$82.9	$206.1	$218.3
LIONSGATE+	(5.3)	(9.6)	30.3	(111.5)
	$52.5	$73.3	$236.4	$106.8

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Subscriber Data. The number of period-end service subscribers is a key metric which management uses to evaluate a non-ad supported subscription video service. We believe this key metric provides useful information to investors as a growing or decreasing subscriber base is a key indicator of the health of the overall business. Service subscribers may impact revenue differently depending on specific distribution agreements we have with our distributors which may include fixed fees, rates per basic video household or a rate per STARZ subscriber. The following table sets forth, for the periods presented, subscriptions to our Media Networks and STARZPLAY Arabia services, excluding LIONSGATE+ subscribers in territories exited or to be exited:

	As of				As of
	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23	9/30/23	12/31/23	3/31/24
	(Amounts in millions)
Starz Domestic
OTT Subscribers	12.18	12.25	11.56	12.25	11.82	12.02	12.63	12.59
Linear Subscribers	9.22	8.76	8.32	8.02	7.68	7.42	7.10	6.76
Total	21.40	21.01	19.88	20.27	19.50	19.44	19.73	19.35
LIONSGATE+ excluding territories exited or to be exited(1)
OTT Subscribers(2)	2.29	2.76	3.17	3.47	3.72	3.77	3.25	3.31
Linear Subscribers	1.81	1.81	1.83	1.81	1.80	1.79	1.75	1.66
Total	4.10	4.57	5.00	5.28	5.52	5.56	5.00	4.97

Total Starz excluding territories exited or to be exited
OTT Subscribers(2)	14.47	15.01	14.73	15.72	15.54	15.79	15.88	15.90
Linear Subscribers	11.03	10.57	10.15	9.83	9.48	9.21	8.85	8.42
Total Starz excluding territories exited or to be exited	25.50	25.58	24.88	25.55	25.02	25.00	24.73	24.32
STARZPLAY Arabia(3)	1.94	2.00	2.10	2.55	2.80	3.04	3.19	3.22
Total Domestic and International Subscribers (including STARZPLAY Arabia) excluding territories exited or to be exited(2)	27.44	27.58	26.98	28.10	27.82	28.04	27.92	27.54

Subscribers by Platform excluding territories exited or to be exited:
OTT Subscribers(2)(4)	16.41	17.01	16.83	18.27	18.34	18.83	19.07	19.12
Linear Subscribers	11.03	10.57	10.15	9.83	9.48	9.21	8.85	8.42
Total Global Subscribers excluding territories exited or to be exited(2)	27.44	27.58	26.98	28.10	27.82	28.04	27.92	27.54

Supplemental Subscriber Information:
Starz North America(5)
OTT Subscribers	12.85	12.93	12.24	12.95	12.51	12.73	13.43	13.38
Linear Subscribers	11.03	10.57	10.15	9.83	9.48	9.21	8.85	8.42
Total	23.88	23.50	22.39	22.78	21.99	21.94	22.28	21.80

___________________
(1)LIONSGATE+ consists of OTT and linear subscribers in Canada and OTT subscribers in India.
(2)Excludes LIONSGATE+ subscribers in territories exited or to be exited in Australia, Continental Europe, Japan, Latin America and the U.K. as follows:

	As of				As of
	6/30/22	9/30/22	12/31/22	3/31/2023	6/30/23	9/30/23	12/31/23	3/31/2024
	(Amounts in millions)
OTT Subscribers	9.90	10.20	10.18	2.17	1.60	1.59	1.10	0.57
(3)Represents subscribers of STARZPLAY Arabia, a non-consolidated equity method investee.
(4)OTT subscribers includes subscribers of STARZPLAY Arabia, as presented above.
(5)Starz North America subscribers include subscribers in the U.S. (as presented in the "Starz Domestic" line item) and Canada (included in the LIONSGATE+ subscriber amounts in the table above).

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING LOSS
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating loss to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating loss	$(60.9)	$(49.6)	$(938.8)	$(1,857.7)
Goodwill and intangible asset impairment(1)	—	—	663.9	1,475.0
Adjusted depreciation and amortization(2)	16.8	10.6	50.1	40.2
Restructuring and other(3)	137.5	95.4	508.5	411.9
COVID-19 related charges (benefit)(4)	(0.5)	(2.8)	(1.0)	(11.6)
Programming and content charges(5)	—	(0.1)	—	7.0
Adjusted share-based compensation expense(6)	14.3	40.1	81.2	97.8
Purchase accounting and related adjustments(7)	33.1	44.4	153.7	195.5
Adjusted OIBDA	$140.3	$138.0	$517.6	$358.1
Corporate general and administrative expenses	41.9	53.5	136.1	122.9
Total Segment Profit	$182.2	$191.5	$653.7	$481.0
___________________
(1)In fiscal 2024, amounts reflect the goodwill impairment charge of $493.9 million and $170.0 million for impairment of indefinite-lived trade names, both related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2023. In fiscal 2023, amounts reflect the goodwill impairment charge of $1.475 billion related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2022.
(2)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$53.3	$46.3	$192.2	$180.3
Less: Amount included in purchase accounting and related adjustments	(36.5)	(35.7)	(142.1)	(140.1)
Adjusted depreciation and amortization	$16.8	$10.6	$50.1	$40.2
(3)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$59.9	$85.5	$377.3	$385.2
Severance(b)
Cash	4.3	3.2	37.2	18.0
Accelerated vesting on equity awards	1.0	2.1	9.4	4.2
Total severance costs	5.3	5.3	46.6	22.2
COVID-19 related charges included in restructuring and other	—	—	—	0.1
Transaction and other costs(c)	72.3	4.6	84.6	4.4
	$137.5	$95.4	$508.5	$411.9
_______________________
(a)Media Networks Restructuring: In fiscal 2023, the Company began a plan to restructure its LIONSGATE+ business, which initially included exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan), and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz's domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.

During the fiscal year ended March 31, 2024, the Company continued executing its restructuring plan, including its evaluation of the programming on Starz's domestic and international platforms. In connection with this review, the Company cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Media Networks segment. In addition, as a result of the continuing review of its international territories, the Company has made the strategic decision to shut down the LIONSGATE+ service in Latin America and the United Kingdom ("U.K.") with the only remaining international operations being in Canada and India, resulting in additional content impairment charges.

As a result of these restructuring initiatives, the Company recorded content impairment charges related to the Media Networks segment in the three months and fiscal year ended March 31, 2024 of $47.1 million and $364.5 million, respectively (three months and fiscal year ended March 31, 2023 - $85.5 million and $379.3 million, respectively). The Company has incurred impairment charges from the inception of the plan through March 31, 2024 amounting to $743.8 million.

Under the current restructuring plan and ongoing strategic content review, the net future cash outlay is estimated to range from approximately $80 million to $90 million, which includes contractual commitments on content in territories being exited or to be exited, and payments on the remaining amounts payable for content removed or that may be removed from its services. The amounts above will depend on the results of its strategic content review and amounts recoverable from alternative distribution strategies, if any, on content in domestic and foreign markets.

As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company's Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Accordingly, the Company may incur additional content impairment and other restructuring charges beyond the estimates above.

Other Impairments: Amounts in the three months and fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Amounts in the fiscal year ended March 31, 2023 also include an impairment of an operating lease right-of-use asset related to the Studio business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.
(b)Severance costs in the fiscal years ended March 31, 2024 and 2023 were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, LIONSGATE+ international restructuring and our Motion Picture and Television Production segment.
(c)Amounts in the fiscal years ended March 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. Transaction and other costs in fiscal 2024 also include a benefit of $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the LIONSGATE+ international restructuring. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.
(4)Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During fiscal 2024 and 2023, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.
(5)In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company's theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$15.3	$42.2	$90.6	$102.0
Less: Amount included in restructuring and other(a)	(1.0)	(2.1)	(9.4)	(4.2)
Adjusted share-based compensation	$14.3	$40.1	$81.2	$97.8
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(7)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$—	$—	$0.7
General and administrative expense(a)	(3.4)	8.7	11.6	54.7
Depreciation and amortization	36.5	35.7	142.1	140.1
	$33.1	$44.4	$153.7	$195.5

(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charges for the accretion of the noncontrolling interest discount related to 3 Arts Entertainment (through November 2022), and the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Amortization of recoupable portion of the purchase price	$—	$1.9	$1.3	$7.7
Noncontrolling interest discount amortization	—	—	—	13.2
Noncontrolling equity interest in distributable earnings	(3.4)	6.8	10.3	33.8
	$(3.4)	$8.7	$11.6	$54.7

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(39.5)	$(96.8)	$(1,102.9)	$(2,010.2)
Adjusted share-based compensation expense	14.3	40.1	81.2	97.8
Goodwill and intangible asset impairment	—	—	663.9	1,475.0
Restructuring and other	137.5	95.4	508.5	411.9
COVID-19 related charges (benefit)	(0.5)	(2.8)	(1.0)	(11.6)
Programming and content charges	—	(0.1)	—	7.0
Purchase accounting and related adjustments	33.1	44.4	153.7	195.5
Gain on extinguishment of debt	1.3	(17.1)	(19.9)	(57.4)
Gain on investments and other, net(1)	(9.3)	(1.9)	(12.0)	(44.0)
Tax impact of above items(2)	(65.0)	(0.9)	(74.9)	(4.7)
Noncontrolling interest impact of above items(3)	(8.5)	(11.1)	(29.5)	(50.5)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$63.4	$49.2	$167.1	$8.8

Reported Basic EPS	$(0.22)	$(0.42)	$(4.77)	$(8.82)
Impact of adjustments on basic earnings per share(4)	0.49	0.63	5.49	8.86
Adjusted Basic EPS	$0.27	$0.21	$0.72	$0.04

Reported Diluted EPS	$(0.22)	$(0.42)	$(4.77)	$(8.82)
Impact of adjustments on diluted earnings per share(4)	0.49	0.63	5.48	8.86
Adjusted Diluted EPS	$0.27	$0.21	$0.71	$0.04

Adjusted weighted average number of common shares outstanding:
Basic	235.3	229.2	233.6	227.9
Diluted	238.9	233.2	236.6	230.7
_________________________
(1)In the three months and fiscal year ended March 31, 2024, these amounts include certain insurance proceeds reflected in interest and other income on the consolidated statement of operations.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the applicable effective tax rate of the adjustment.
(3)Represents the noncontrolling interest impact of the adjustments related to subsidiaries that are not wholly owned.
(4)In the three months and fiscal year ended March 31, 2024, these amounts include an adjustment of $0.05 representing the per share impact of the accretion of redeemable noncontrolling interest of $11.9 million which is reflected in reported basic and diluted net loss per share.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(4.6)	$13.6	$396.8	$(114.3)
Capital expenditures	(10.0)	(12.3)	(34.7)	(49.0)
Net borrowings under and (repayment) of production and related loans(1):
Production loans and programming notes	(36.0)	(57.7)	(242.0)	365.7
Production tax credit facility	9.8	0.4	27.7	7.1
Proceeds from the termination of interest rate swaps(2)	—	—	—	(188.7)
Payments on impaired content in territories exited or to be exited(3)	38.1	19.3	81.7	34.2
Adjusted Free Cash Flow	$(2.7)	$(36.7)	$229.5	$55.0
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings Under and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)During the year ended March 31, 2023, the Company terminated certain interest rate swaps (a portion of which were considered hybrid instruments with a financing component and an embedded at-market derivative) and in exchange, received approximately $56.4 million. The $56.4 million received was classified in the consolidated statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the terminated swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the terminated swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million). Since the termination of the interest rate swaps was an unusual event, the Company is excluding the $188.7 million reflected in cash provided by operating activities from its adjusted free cash flow. The Company continues to have $1.7 billion notional amount of interest rate swaps as a cash flow hedge of its variable interest rate debt.
(3)Represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS UNDER AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings under and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Three Months Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,873.0

Cash flows provided by (used in) financing activities:
Borrowings	$608.6	$28.1	$111.3	748.0
Repayments	(659.4)	(18.3)	(7.4)	(685.1)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8	—	—
	$(36.0)	$9.8	$103.9
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				2.1

Film related obligations at end of period (current and non-current)				$1,938.0

	Three Months Ended March 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,095.1

Cash flows provided by (used in) financing activities:
Borrowings	$277.1	$27.4	$0.1	304.6
Repayments	(334.8)	(27.0)	(16.4)	(378.2)
	$(57.7)	$0.4	$(16.3)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				2.1

Film related obligations at end of period (current and non-current)				$2,023.6

	Year Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,023.6

Cash flows provided by (used in) financing activities:
Borrowings	$1,666.4	$76.4	$267.8	2,010.6
Repayments	(1,923.2)	(48.7)	(243.5)	(2,215.4)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8	—	—
	$(242.0)	$27.7	$24.3
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				13.4

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,938.0

	Year Ended March 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,401.8

Cash flows provided by (used in) financing activities:
Borrowings	$1,187.4	$84.4	$416.8	1,688.6
Repayments	(821.7)	(77.3)	(174.0)	(1,073.0)
	$365.7	$7.1	$242.8
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				6.2

Film related obligations at end of period (current and non-current)				$2,023.6

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment and charges related to Russia's invasion of Ukraine), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit and Studio Business Adjusted OIBDA: We present the sum of our Motion Picture and Television Production segment profit as our "Studio Business" segment profit, and we define our Studio Business Adjusted OIBDA as Studio Business segment profit less corporate general and administrative expenses. Total segment profit and Studio Business segment profit and Studio Business Adjusted OIBDA, when presented outside of the segment information and reconciliations included in our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, both in total and for the Studio Business and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps, and payments on impaired content in territories exited or to be exited.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

The adjustment for the payments on impaired content represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring. The adjustment is made because these cash payments relate to content in territories the Company has exited or is exiting, and therefore the cash payments are not reflective of the ongoing operations of the Company.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, insurance recoveries on prior shareholder litigation and net gains or losses on investments and other, gain or loss on extinguishment of debt, certain programming and content charges, COVID-19 related charges (benefit), and unusual gains or losses (such as goodwill and intangible asset impairment and charges related to Russia's invasion of Ukraine), when applicable, as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable effective tax rate for each adjustment and net of the impact of the adjustments on noncontrolling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
FINANCIAL INFORMATION

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
COMBINED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$277.0	$210.9
Accounts receivable, net	688.6	527.0
Due from Starz Business	33.4	157.6
Other current assets	373.1	256.5
Total current assets	1,372.1	1,152.0
Investment in films and television programs, net	1,929.0	1,786.7
Property and equipment, net	37.3	23.8
Investments	74.8	64.7
Intangible assets, net	25.7	26.9
Goodwill	811.2	795.6
Other assets	852.9	563.0
Total assets	$5,103.0	$4,412.7
LIABILITIES
Accounts payable	$246.7	$251.1
Content related payables	41.4	26.6
Other accrued liabilities	282.4	215.4
Participations and residuals	647.8	524.4
Film related obligations	1,393.1	923.7
Debt - short term portion	860.3	41.4
Deferred revenue	170.6	126.2
Total current liabilities	3,642.3	2,108.8
Debt	923.0	1,202.2
Participations and residuals	435.1	329.6
Film related obligations	544.9	1,016.4
Other liabilities	452.5	120.9
Deferred revenue	118.4	52.0
Deferred tax liabilities	13.7	18.1
Total liabilities	6,129.9	4,848.0
Commitments and contingencies

Redeemable noncontrolling interests	123.3	343.6

EQUITY (DEFICIT)
Parent net investment	(1,249.1)	(881.9)
Accumulated other comprehensive income	96.7	101.5
Total parent equity (deficit)	(1,152.4)	(780.4)
Noncontrolling interests	2.2	1.5
Total equity (deficit)	(1,150.2)	(778.9)
Total liabilities, redeemable noncontrolling interest and equity (deficit)	$5,103.0	$4,412.7

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Revenues:
Revenue	$756.2	$696.7	$2,440.5	$2,308.3
Revenue - Starz Business	123.7	126.9	545.9	775.5
Total revenues	879.9	823.6	2,986.4	3,083.8
Expenses:
Direct operating	580.7	520.1	1,886.7	2,207.9
Distribution and marketing	116.3	115.2	462.3	304.2
General and administration	87.6	144.6	349.2	387.0
Depreciation and amortization	4.5	4.7	15.6	17.9
Restructuring and other	71.4	6.6	132.9	27.2
Total expenses	860.5	791.2	2,846.7	2,944.2
Operating income	19.4	32.4	139.7	139.6
Interest expense	(65.4)	(44.8)	(222.5)	(162.6)
Interest and other income	12.5	1.6	19.2	6.4
Other expense	(5.7)	(4.0)	(20.0)	(21.2)
Loss on extinguishment of debt	(1.3)	—	(1.3)	(1.3)
Gain on investments, net	0.8	1.9	3.5	44.0
Equity interests income (loss)	3.0	(0.3)	8.7	0.5
Income (loss) before income taxes	(36.7)	(13.2)	(72.7)	5.4
Income tax provision	(17.5)	(9.1)	(34.2)	(14.3)
Net loss	(54.2)	(22.3)	(106.9)	(8.9)
Less: Net loss attributable to noncontrolling interests	7.2	1.3	13.4	8.6
Net loss attributable to Parent	$(47.0)	$(21.0)	$(93.5)	$(0.3)

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(54.2)	$(22.3)	$(106.9)	$(8.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4.5	4.7	15.6	17.9
Amortization of films and television programs	399.7	353.7	1,347.8	1,649.3
Non-cash charge from the modification of an equity award	49.2	—	49.2	—
Content and other impairments	12.8	—	12.8	5.9
Amortization of debt financing costs and other non-cash interest	5.4	4.7	25.1	21.8
Non-cash share-based compensation	9.0	31.2	62.5	73.4
Other amortization	16.7	11.2	46.0	59.9
Loss on extinguishment of debt	1.3	—	1.3	1.3
Equity interests (income) loss	(3.0)	0.3	(8.7)	(0.5)
Gain on investments, net	(0.8)	(1.9)	(3.5)	(44.0)
Deferred income taxes	(5.1)	1.5	(4.4)	1.6
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	—	—	188.7
Accounts receivable, net	26.6	(110.8)	84.9	(136.7)
Investment in films and television programs, net	(429.6)	(313.4)	(1,130.5)	(1,568.4)
Other assets	31.0	9.7	16.5	(44.9)
Accounts payable and accrued liabilities	48.0	65.0	(38.8)	57.4
Participations and residuals	16.7	60.2	26.8	138.3
Content related payables	(26.2)	(17.1)	(24.5)	(10.7)
Deferred revenue	(38.1)	(16.8)	3.2	(24.5)
Due from Starz Business	23.4	(1.6)	114.5	(30.8)
Net Cash Flows Provided By Operating Activities	87.3	58.3	488.9	346.1
Investing Activities:
Purchase of eOne, net of cash acquired	—	—	(331.1)	—
Proceeds from the sale of equity method and other investments	—	—	5.2	46.3
Investment in equity method investees and other	(2.0)	—	(13.3)	(17.5)
Distributions from equity method investees and other	0.8	1.9	0.8	1.9
Increase in loans receivable	(0.1)	—	(3.7)	—
Purchases of accounts receivables held for collateral	—	(48.3)	(85.5)	(183.7)
Receipts of accounts receivables held for collateral	—	50.3	105.7	190.8
Capital expenditures	(4.7)	(2.0)	(9.9)	(6.5)
Net Cash Flows Provided By (Used In) Investing Activities	(6.0)	1.9	(331.8)	31.3
Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	874.5	285.0	3,145.0	1,523.0
Debt - repurchases and repayments	(685.4)	(293.7)	(2,611.4)	(1,745.8)
Film related obligations - borrowings	748.0	254.5	1,820.8	1,584.7
Film related obligations - repayments	(625.2)	(357.0)	(1,942.9)	(956.5)
Settlement of financing component of interest rate swaps	—	—	—	(134.5)
Purchase of noncontrolling interest	(194.1)	(36.5)	(194.6)	(36.5)
Distributions to noncontrolling interest	—	(2.8)	(1.7)	(7.6)
Parent net investment	(162.4)	(1.4)	(290.1)	(621.3)
Net Cash Flows Used In Financing Activities	(44.6)	(151.9)	(74.9)	(394.5)
Net Change In Cash, Cash Equivalents and Restricted Cash	36.7	(91.7)	82.2	(17.1)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.3	2.0	0.8	(1.8)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	297.4	341.1	251.4	270.3
Cash, Cash Equivalents and Restricted Cash - End Of Period	$334.4	$251.4	$334.4	$251.4

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)

BASIS OF PRESENTATION

Description of Business. The Studio Business is substantially reflected in the Lionsgate Entertainment Corp. ("Lionsgate," or "Parent") Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative costs.
This combined financial information reflects the combination of the assets, liabilities, operations and cash flows reflecting the Studio Business which is referred to in this combined financial information as the “Studio Business” or the “Company”.
Basis of Presentation. This combined financial information of the Studio Business has been prepared on a carve-out basis and is derived from Lionsgate’s consolidated financial statements and accounting records. This combined financial information reflects the Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The combined financial information may not be indicative of the Studio Business’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had the Studio Business operated as an independent, publicly traded company during the periods presented.
The Studio Business has historically operated as part of Lionsgate and not as a standalone company. The Studio Business’s combined financial information, representing the historical assets, liabilities, operations and cash flows of the combination of the operations making up the worldwide Studio Business, has been derived from the separate historical accounting records maintained by Lionsgate, and is presented on a carve-out basis. This combined financial information reflects the combined historical results of operations, financial position, comprehensive income (loss) and cash flows of the Studio Business for the periods presented as historically managed within Lionsgate through the use of a management approach in identifying the Studio Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial information. This approach was taken due to the organizational structure of certain legal entities comprising the Studio Business.
All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business are included in the accompanying combined financial information. Revenues and costs associated with the Studio Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the Studio Business costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business are generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and are included in the accompanying combined financial information.
Lionsgate utilizes a centralized approach to cash management. Cash generated by the Studio Business is managed by Lionsgate’s centralized treasury function and cash is routinely transferred to the Studio Business or to Lionsgate's STARZ-branded premium global subscription platforms (the “Starz Business”) to fund operating activities when needed. Cash and cash equivalents of the Studio Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Lionsgate have been accounted for as parent net investment.
Lionsgate’s corporate general and administrative functions and costs have historically provided oversight over both the Starz Business and the Studio Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, the combined financial information of the Studio Business, includes allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. These expenses have been allocated to the Studio Business on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services. Accordingly, the Studio Business combined financial information may not necessarily be indicative of the conditions that would have existed or the results of operations if the Studio Business had been operated as an unaffiliated entity, and may not be indicative of the expenses that the Studio Business will incur in the future.

Business Combination. On May 13, 2024, SEAC II Corp., a Cayman Islands exempted company (“New SEAC”), consummated a business combination (the "Business Combination") among New SEAC, Screaming Eagle Acquisition Corp., a Cayman Islands exempted company and then parent of New SEAC (“SEAC”), and LG Orion Holdings ULC, a British Columbia unlimited liability company (“StudioCo”) and a wholly-owned subsidiary of Lionsgate, pursuant to a Business Combination Agreement, dated as of December 22, 2023, as amended, by and among New SEAC, SEAC, Lionsgate, LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), StudioCo, SEAC MergerCo, a Cayman Islands exempted company and a wholly-owned subsidiary of New SEAC (“MergerCo”), and 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a wholly-owned subsidiary of SEAC (“New BC Sub”). In connection with the closing of the Business Combination, SEAC II Corp. changed its name to “Lionsgate Studios Corp.” (referred to as “Lionsgate Studios”). Lionsgate Studios has continued the existing business operations of StudioCo, which consists of the Studio Business. Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with the Business Combination, on May 8, 2024, Lionsgate and StudioCo entered into a separation agreement (the "Separation Agreement") and a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the consummation of the Business Combination. The Shared Services Agreement facilitates the allocation to Lionsgate Studios of all corporate general and administrative expenses of Lionsgate, except for an amount of $10 million to be allocated annually to Lionsgate or one of its subsidiaries (other than subsidiaries of Lionsgate Studios), with reimbursements to be made by the parties thereto as necessary in connection with such allocations.

In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of Lionsgate Studios will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to Lionsgate Studios, and the accounting expenses for such awards will be allocated to Lionsgate Studios.

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)

SEGMENT INFORMATION

The Studio Business’s reportable segments have been determined based on the distinct nature of their operations, the Studio Business's internal management structure, and the financial information that is evaluated regularly by the Studio Business's chief operating decision maker.
The Studio Business has two reportable business segments: (1) Motion Picture, (2) Television Production.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.

Segment information is presented in the tables below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$410.6	$532.1	$1,656.3	$1,323.7
Television Production	469.3	291.5	1,330.1	1,760.1
Total revenue	$879.9	$823.6	$2,986.4	$3,083.8
Segment profit
Motion Picture	$82.2	$93.8	$319.4	$276.5
Television Production	52.6	28.8	146.8	133.4
Total segment profit(1)	134.8	122.6	466.2	409.9
Corporate general and administrative expenses(2)	(41.9)	(53.5)	(136.1)	(122.9)
Adjusted OIBDA(1)	$92.9	$69.1	$330.1	$287.0
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Total Segment Profit, and Adjusted OIBDA and further below for the reconciliation to the most directly comparable GAAP financial measure.
(2)Corporate general and administrative expenses represent Lionsgate's total corporate general and administrative expenses and functions which will remain a cost of the Studio Business and consist of the historical amounts of corporate general and administrative expense allocated to the Studio Business, plus the historical amounts of corporate general and administrative expense allocated to the Starz Business, as presented below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Corporate general and administrative expense historically allocated to the Studio Business	$34.3	$43.2	$110.6	$100.9
Corporate general and administrative expense historically allocated to the Starz Business	7.6	10.3	25.5	22.0
Corporate general and administrative expenses	$41.9	$53.5	$136.1	$122.9
Note this adjustment excludes the reimbursement of general and administrative expenses from Lionsgate pursuant to the

Shared Services Agreement which does not become effective until May 13, 2024.

The following table reconciles corporate general and administrative expense allocated to the Studio Business to the Studio Business’s total combined general and administration expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
General and administrative expenses
Corporate general and administrative expense historically allocated to the Studio Business	$34.3	$43.2	$110.6	$100.9
Segment general and administrative expenses	48.1	63.5	171.8	161.7
Share-based compensation expense included in general and administrative expense	8.6	29.1	54.8	69.2
Purchase accounting and related adjustments	(3.4)	8.8	12.0	55.2
	$87.6	$144.6	$349.2	$387.0

The Studio Business’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the COVID-19 global pandemic, charges related to Russia’s invasion of Ukraine, and purchase accounting and related adjustments. The Studio Business believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Studio Business’s management and enables them to understand the fundamental performance of the Company’s businesses. Segment profit is a GAAP financial measure.
We also present above our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in the notes to our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income to the non-GAAP measures, Total Segment Profit and Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Operating income	$19.4	$32.4	$139.7	$139.6
Adjusted depreciation and amortization(1)	3.5	3.3	10.5	12.2
Restructuring and other(2)	71.4	6.6	132.9	27.2
COVID-19 related charges (benefit)(3)	(0.4)	(2.6)	(0.9)	(8.9)
Content charges(4)	0.4	0.4	1.5	8.1
Adjusted share-based compensation expense(5)	8.6	29.1	54.8	69.2
Purchase accounting and related adjustments(6)	(2.4)	10.2	17.1	61.6
Corporate general and administrative expense historically allocated to the Studio Business	34.3	43.2	110.6	100.9
Total Segment Profit	$134.8	$122.6	$466.2	$409.9
Corporate general and administrative expenses(7)	(41.9)	(53.5)	(136.1)	(122.9)
Adjusted OIBDA(1)	$92.9	$69.1	$330.1	$287.0
___________________
(1)Adjusted depreciation and amortization represents depreciation and amortization as presented on our combined statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Depreciation and amortization	$4.5	$4.7	$15.6	$17.9
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.4)	(5.1)	(5.7)
Adjusted depreciation and amortization	$3.5	$3.3	$10.5	$12.2

(2)Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$12.8	$—	$12.8	$5.9
Severance(b)
Cash	3.2	1.6	27.5	10.8
Accelerated vesting on equity awards	0.4	2.1	7.7	4.2
Total severance costs	3.6	3.7	35.2	15.0
COVID-19 related charges included in restructuring and other	—	—	—	0.1
Transaction and other costs(c)	55.0	2.9	84.9	6.2
	$71.4	$6.6	$132.9	$27.2
_______________________
(a)Amounts in the three months and fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Studio Business. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.
(b)Severance costs in the three months and fiscal years ended March 31, 2024, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne and our Motion Picture and Television Production segment.
(c)Amounts in the fiscal years ended March 31, 2024, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Studio Business recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Studio Business expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business.
(3)Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During fiscal 2024 and 2023, the Studio Business has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.
(4)Amounts represent certain unusual content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Studio Business’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the combined statement of operations.
(5)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Total share-based compensation expense	$9.0	$31.2	$62.5	$73.4
Less: Amount included in restructuring and other(a)	(0.4)	(2.1)	(7.7)	(4.2)
Adjusted share-based compensation	$8.6	$29.1	$54.8	$69.2
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.
(6)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$—	$—	$0.7
General and administrative expense(a)	(3.4)	8.8	12.0	55.2
Depreciation and amortization	1.0	1.4	5.1	5.7
	$(2.4)	$10.2	$17.1	$61.6
(a)These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, the non-cash charges for the accretion of the noncontrolling interest discount related to 3 Arts Entertainment (through November 2022), and the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statements of operations due to the relationship to continued employment.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Amortization of recoupable portion of the purchase price	$—	$1.9	$1.3	$7.7
Noncontrolling interest discount amortization	—	—	—	13.2
Noncontrolling equity interest in distributable earnings	(3.4)	6.9	10.7	34.3
	$(3.4)	$8.8	$12.0	$55.2
(7)Corporate general and administrative expenses represent Lionsgate's total corporate general and administrative expenses and functions which will remain a cost of the Studio Business and consist of the historical amounts of corporate general and administrative expense allocated to the Studio Business, plus the historical amounts of corporate general and administrative expense allocated to the Starz Business, see footnote (2) in Segment Information above for further detail.

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities	$87.3	$58.3	$488.9	$346.1
Capital expenditures	(4.7)	(2.0)	(9.9)	(6.5)
Net borrowings under and (repayment) of production and related loans(1):
Production loans	24.0	(86.7)	(159.2)	378.3
Production tax credit facility	9.8	0.4	27.7	7.1
Proceeds from the termination of interest rate swaps(2)	—	—	—	(188.7)
Adjusted Free Cash Flow	$116.4	$(30.0)	$347.5	$536.3
________________
(1)See "Reconciliation for Non-GAAP Adjustments for Net Borrowings Under and (Repayment) of Production and Related Loans" for reconciliation to the most directly comparable GAAP financial measure.
(2)During the year ended March 31, 2023, the Studio Business terminated certain interest rate swaps (a portion of which were considered hybrid instruments with a financing component and an embedded at-market derivative) and in exchange, received approximately $56.4 million. The $56.4 million received was classified in the combined statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the terminated swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the terminated swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million). Since the termination of the interest rate swaps was an unusual event, the Studio Business is excluding the $188.7 million reflected in cash provided by operating activities from its adjusted free cash flow. The Studio Business continues to have $1.7 billion notional amount of interest rate swaps as a cash flow hedge of its variable interest rate debt.

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
RECONCILIATION OF NON-GAAP ADJUSTMENTS FOR NET BORROWINGS UNDER AND REPAYMENT OF PRODUCTION AND RELATED LOANS

The following tables reconcile the non-GAAP adjustments for net borrowings under and (repayment) of production and related loans to the changes in the related balance sheet amounts and the combined statement of cash flows:

	Three Months Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,812.6

Cash flows provided by (used in) financing activities:
Borrowings	$608.6	$28.1	$111.3	748.0
Repayments	(599.4)	(18.3)	(7.5)	(625.2)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8	—	—
	$24.0	$9.8	$103.8
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				2.6

Film related obligations at end of period (current and non-current)				$1,938.0

	Three Months Ended March 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,040.9

Cash flows provided by (used in) financing activities:
Borrowings	$227.0	$27.4	$0.1	254.5
Repayments	(313.7)	(27.0)	(16.3)	(357.0)
	$(86.7)	$0.4	$(16.2)
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				1.7

Film related obligations at end of period (current and non-current)				$1,940.1

	Year Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,940.1

Cash flows provided by (used in) financing activities:
Borrowings	$1,476.6	$76.4	$267.8	1,820.8
Repayments	(1,650.6)	(48.7)	(243.6)	(1,942.9)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8
	$(159.2)	$27.7	$24.2
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				14.2

Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,938.0

	Year Ended March 31, 2023
	Non-GAAP Adjustments to Adjusted Free Cash Flow			Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	Production Loans	Production Tax Credit Facility	Other Film Related Obligations
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$1,305.4

Cash flows provided by (used in) financing activities:
Borrowings	$1,083.5	$84.4	$416.8	1,584.7
Repayments	(705.2)	(77.3)	(174.0)	(956.5)
	$378.3	$7.1	$242.8
Cash flows provided by (used in) operating activities:
Included in cash flows provided by (used in) operating activities				6.5

Film related obligations at end of period (current and non-current)				$1,940.1

LIONSGATE STUDIOS CORP.
(STUDIO BUSINESS OF LIONS GATE ENTERTAINMENT CORP.)
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by the Studio Business of Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment and charges related to Russia's invasion of Ukraine), when applicable.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our combined statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.
•COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Content charges include certain charges as a result of changes in management and/or changes in content strategy, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Adjusted OIBDA is also adjusted to reflect Lionsgate's total corporate general and administrative expenses and functions which will remain a cost of the Studio Business and consists of the historical amounts of corporate general and administrative expense allocated to the Studio Business, plus the historical amounts of corporate general and administrative expense allocated to the Starz Business. Segment profit includes general and administrative expenses directly related to the segment and excludes corporate general and administrative expense.

Total Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our total segment profit. Total segment profit, when presented outside of the segment information and reconciliations included in our combined financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.
The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company's segments, and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps.

The adjustment for the production and related loans, exclusive of our production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time the Company pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages the Company's cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income or cash flow as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided above.